UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2010

Cray Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

901 Fifth Avenue, Suite 1000, Seattle, Washington		98164
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-701-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Ken Roselli, the Company’s Vice President, Controller and Chief Accounting Officer, has expressed a desire, for personal reasons, to seek employment outside of our headquarters location at an indeterminate time. Although Mr. Roselli has not resigned, as a result of this possibility, we commenced a search for a new Vice President, Controller and Chief Accounting Officer. In addition, on May 3, 2010, we entered into an agreement with Mr. Roselli to provide for the possible transition of a new Vice President, Controller and Chief Accounting Officer. While neither the departure of Mr. Roselli nor the appointment of a new Chief Accounting Officer have been finalized, this agreement provides, among other things, for Mr. Roselli to stay through an indefinite transition period if a new Vice President and Controller is appointed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cray Inc.

May 4, 2010	By:	/s/ Michael C. Piraino

Name: Michael C. Piraino
Title: Vice President and General Counsel